Exhibit 99.1

ESSEX
PROPERTY TRUST, INC.

FIRST QUARTER 2022
Earnings Release & Supplemental Financial Information

Now Leasing

RADIUS
264 Apartment Homes
Redwood City, CA

ESSEX PROPERTY TRUST, INC. 1100 Park Place, Suite 200 San Mateo, CA 94403 INVESTOR RELAT IONS Rylan Burns, GVP of Private Equity & Finance (650) 655-7800 RADIUS 264 Apartment Homes Redwood City, CA FIRST QUARTER 2022 Earnings Release & Supplemental Financial Information

Essex Announces First Quarter 2022 Results and Increases Full-Year 2022 Guidance

San Mateo, California—April 26, 2022—Essex Property Trust, Inc. (NYSE: ESS) (the “Company”) announced today its first quarter 2022 earnings results and related business activities.

Net Income, Funds from Operations (“FFO”), and Core FFO per diluted share for the quarter ended March 31, 2022 are detailed below.

	Three Months Ended March 31,		%
	2022	2021	Change
Per Diluted Share
Net Income	$1.12	$2.59	-56.8%
Total FFO	$3.36	$3.23	4.0%
Core FFO	$3.37	$3.07	9.8%

First Quarter 2022 Highlights:

•
Reported Net Income per diluted share for the first quarter of 2022 of $1.12, compared to $2.59 in the first quarter of 2021. The decrease is largely attributed to a gain on sale recorded in the prior-year period.

•	Grew Core FFO per diluted share by 9.8% compared to the first quarter of 2021, exceeding the midpoint of the guidance range by $0.07 due to better-than-expected operating results.

•
Achieved same-property revenues and net operating income (“NOI”) growth of 6.5% and 7.3%, respectively, compared to the first quarter of 2021. On a sequential basis, same-property revenues and NOI improved 2.6% and 2.4%, respectively.

•	Increased the dividend by 5.3% to an annual distribution of $8.80 per common share, the Company’s 28th consecutive annual increase.

•	Recognized $17.1 million of earned promote interest as part of the amendment and extension of the Company’s joint venture, Wesco III, LLC (“Wesco III”).

•
Subsequent to quarter end, reinvested approximately $37.2 million of promote interest as a part of the amendment and extension of the Company’s joint venture, Wesco IV, LLC (“Wesco IV”), increasing the Company’s ownership stake in the joint venture to 65.1%.

•	Increased full-year 2022 earnings guidance:
o	Increased full-year Net Income per diluted share guidance by $0.11 at the midpoint to a range of $4.79 to $5.15.
o	Increased full-year Core FFO per diluted share guidance by $0.25 at the midpoint to a range of $13.77 to $14.13.
o	Raised the midpoint of full-year same-property revenues and NOI by 0.85% and 1.25%, respectively.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

"Our first quarter results reflect improving market conditions in our Northern California and Seattle regions, and continued strength in Southern California, leading to the fourth consecutive quarter of sequential Core FFO and same-property revenue improvement. Exceptional job growth throughout the Essex markets and implementation of return-to-office mandates at the largest technology companies are contributing to strong demand for housing. Given the strong start to the year and improved delinquency collections, we are pleased to announce an increase to our full year guidance ranges for same-property revenues, NOI, and Core FFO per share," commented Michael J. Schall, President and CEO of the Company.

Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property gross revenues for the quarter ended March 31, 2022 compared to the quarter ended March 31, 2021, and the sequential percentage change for the quarter ended March 31, 2022 compared to the quarter ended December 31, 2021, by submarket for the Company:

	Q1 2022 vs. Q1 2021	Q1 2022 vs. Q4 2021	% of Total
	Revenue Change	Revenue Change	Q1 2022 Revenues
Southern California
Los Angeles County	8.5%	2.4%	18.7%
Orange County	8.8%	-0.2%	11.0%
San Diego County	11.4%	5.6%	8.7%
Ventura County	5.0%	-0.8%	3.8%
Total Southern California	8.8%	2.1%	42.2%
Northern California
Santa Clara County	3.1%	3.1%	18.6%
Alameda County	4.1%	2.1%	8.3%
San Mateo County	1.8%	4.5%	4.7%
Contra Costa County	3.2%	0.3%	5.5%
San Francisco	5.7%	5.5%	2.8%
Total Northern California	3.4%	2.8%	39.9%
Seattle Metro	8.5%	3.2%	17.9%
Same-Property Portfolio	6.5%	2.6%	100.0%

The table below illustrates the components that drove the change in same-property revenue on a year-over-year and sequential basis for the first quarter of 2022.

	Q1 2022 vs. Q1 2021		Q1 2022 vs. Q4 2021
Same-Property Revenue Components	$ Amount (in Millions)	% Contribution	$ Amount (in Millions)	% Contribution
Prior-Period Same-Property Revenues	$334.4		$347.4
Scheduled Rents	15.3	4.6%	5.2	1.5%
Delinquencies	-0.6	-0.2%	-1.1	-0.3%
Cash Concessions	7.1	2.1%	3.6	1.0%
Vacancy	-1.8	-0.5%	0.6	0.2%
Other Income	1.9	0.6%	0.6	0.2%
Q1 2022 Same-Property Revenues/Change	$356.3	6.5%	$356.3	2.6%

	Year-Over-Year Change
	Q1 2022 compared to Q1 2021
	Revenues	Operating Expenses	NOI
Southern California	8.8%	5.4%	10.4%
Northern California	3.4%	4.5%	2.9%
Seattle Metro	8.5%	4.2%	10.7%
Same-Property Portfolio	6.5%	4.8%	7.3%

	Sequential Change
	Q1 2022 compared to Q4 2021
	Revenues	Operating Expenses	NOI
Southern California	2.1%	1.6%	2.3%
Northern California	2.8%	3.3%	2.6%
Seattle Metro	3.2%	4.8%	2.5%
Same-Property Portfolio	2.6%	2.9%	2.4%

	Financial Occupancies
	Quarter Ended
	3/31/2022	12/31/2021	3/31/2021
Southern California	96.3%	96.2%	96.7%
Northern California	96.5%	96.1%	96.7%
Seattle Metro	95.9%	95.7%	96.6%
Same-Property Portfolio	96.3%	96.1%	96.7%

Investment Activity

Real Estate

In January 2022, Wesco VI, LLC (“Wesco VI”), a joint venture in which the Company owns a 50% interest, acquired a 379-unit apartment home community located in Woodland Hills, CA for a total contract price of $183.0 million.

In March 2022, the Wesco III, LLC (“Wesco III”) joint venture operating agreement was amended to extend the venture. As part of the amendment, the Company received a cash payment for promote income of $17.1 million which has been included in Net Income and Total FFO, but has been excluded from Core FFO. The Company’s ownership interest in the joint venture will remain at 50%.

Subsequent to quarter end, the Wesco IV, LLC (“Wesco IV”) joint venture operating agreement was amended to extend the venture. As part of the amendment, the Company and joint venture partner agreed that the Company earned a promote interest of approximately $37.2 million. The Company agreed to contribute the earned promote interest to the joint venture, resulting in an increase in the Company’s ownership interest in Wesco IV to 65.1%.

Other Investments

In the first quarter of 2022, the Company originated three preferred equity investments totaling $29.5 million at a weighted average return of 10.0%. Two of the preferred equity investments comprising $17.0 million were fully funded at closing, and the third is expected to be fully funded by the third quarter of 2022.

In the first quarter of 2022, the Company received cash proceeds of $106.9 million from the full redemption of two preferred equity investments and partial redemption of two preferred equity investments. The Company recorded approximately $0.9 million of income from a prepayment penalty as the result of an early redemption, which has been excluded from Core FFO.

Subsequent to quarter end, the Company co-launched a new Environmental, Social, and Governance (“ESG”) focused “Housing Impact Fund” to be managed by RET Ventures (“RET”). The fund will focus on improving the environmental and social impact of residential properties by leveraging technologies on both new developments and existing apartment communities. The Company has a total commitment to the fund of $10.0 million.

Development Activity

During the first quarter of 2022, the final phase (“Phase IV”) of the Company’s Station Park Green development comprising 107 apartment homes located in San Mateo, CA, began leasing. As of April 22, 2022, it is 76% leased.

Liquidity and Balance Sheet

Common Stock

In the first quarter of 2022, the Company did not issue any shares of common stock through its equity distribution program or repurchase any shares through its stock repurchase plan.

Balance Sheet

In January 2022, Wesco VI originated a $222.0 million secured term loan comprising four properties. The loan has been swapped to a fixed interest rate priced at 2.5% and matures in 2027.

In March 2022 and concurrent with the partnership extension, Wesco III refinanced three properties with a new $160.3 million secured term loan that matures in 2027. The loan is 65% swapped to a fixed interest rate of 2.8%, with the remaining variable portion priced at SOFR + 1.3%.

Subsequent to quarter end and concurrent with the partnership extension, Wesco IV refinanced five properties with a new $298.3 million secured term loan that matures in 2027. The secured term loan has a fixed interest rate priced at 2.8%.

Subsequent to quarter end, the borrowing spread on the Company’s $1.2 billion unsecured line of credit facility will be reduced by 2.5 basis points to LIBOR plus 0.75% as a result of achieving the Enhanced Sustainability Metric Target for 2021 as defined by the facility's sustainability-linked pricing component.

As of April 22, 2022, the Company has approximately $1.3 billion in liquidity via undrawn capacity on its unsecured credit facilities, cash, and marketable securities.

Guidance

For the first quarter of 2022, the Company exceeded the midpoint of the guidance range provided in its fourth quarter 2021 earnings release for Core FFO by $0.07 per diluted share.

The following table provides a reconciliation of first quarter 2022 Core FFO per diluted share to the midpoint of the guidance provided in the Company’s fourth quarter 2021 earnings release.

Per Diluted Share
Guidance midpoint of Core FFO per diluted share for Q1 2022	$3.30
NOI from consolidated communities	0.03
FFO from Co-Investments	0.03
G&A and other income	0.01
Core FFO per diluted share for Q1 2022 reported	$3.37

The table below provides key changes to the Company’s 2022 full-year assumptions for Net Income, Total FFO, Core FFO, and same-property growth. For additional details regarding the Company’s 2022 assumptions, please see page S-14 of the accompanying supplemental financial information. For the second quarter of 2022, the Company has established a Core FFO guidance range per diluted share of $3.43 to $3.55.

2022 Full-Year Guidance

	Previous Range	Previous Midpoint	Revised Range	Revised Midpoint	Change in Midpoint
Per Diluted Share
Net Income	$4.62 - $5.10	$4.86	$4.79 - $5.15	$4.97	$0.11
Total FFO	$13.46 - $13.94	$13.70	$13.76 - $14.12	$13.94	$0.24
Core FFO	$13.46 - $13.94	$13.70	$13.77 - $14.13	$13.95	$0.25
Same-Property Growth on a Cash-Basis(1)
Revenues	7.0% to 8.5%	7.8%	8.1% to 9.1%	8.6%	0.85%
Operating Expenses	3.5% to 4.5%	4.0%	3.5% to 4.5%	4.0%	-
NOI	8.0% to 10.8%	9.4%	9.7% to 11.6%	10.7%	1.25%

(1)
The revised midpoint of the Company’s same-property revenues and NOI on a GAAP basis are 9.1% and 11.4%, respectively, representing a 85 and 125 basis point increase to the Company’s original guidance midpoints.

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Wednesday, April 27, 2022 at 11 a.m. PT (2 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the live call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the first quarter 2022 earnings link. To access the replay, dial (844) 512-2921 using the replay pin number 13728492. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or by calling (650) 655-7800.

Upcoming Events

The Company is scheduled to participate in the National Association of Real Estate Investment Trusts (“NAREIT”) Institutional Investor Forum in New York from June 7-8, 2022. The Company’s President and Chief Executive Officer, Michael J. Schall, will present at the conference on June 7, 2022 at 3:00 p.m. ET. The presentation will be webcast and can be accessed on the Investors section of the Company’s website at www.essex.com. A copy of any materials provided by the Company at the conference will also be made available on the Investors section of the Company’s website.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 253 apartment communities comprising approximately 62,000 apartment homes with an additional 2 properties in various stages of active development. Additional information about the Company can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information has been furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

FFO RECONCILIATION

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results. FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three months ended March 31, 2022 and 2021 (dollars in thousands, except for share and per share amounts):

	Three Months Ended March 31,
Funds from Operations attributable to common stockholders and unitholders	2022	2021
Net income available to common stockholders	$73,254	$168,444
Adjustments:
Depreciation and amortization	133,533	128,587
Gains not included in FFO	-	(100,096)
Depreciation and amortization from unconsolidated co-investments	18,115	14,729
Noncontrolling interest related to Operating Partnership units	2,563	5,947
Depreciation attributable to third party ownership and other	(353)	(129)
Funds from Operations attributable to common stockholders and unitholders	$227,112	$217,482
FFO per share – diluted	$3.36	$3.23
Expensed acquisition and investment related costs	$8	$15
Deferred tax (benefit) expense on unconsolidated co-investments(1)	(2,754)	508
Gain on sale of marketable securities	(12,171)	(2,611)
Change in unrealized losses (gains) on marketable securities, net	24,585	(6,276)
Provision for credit losses	(62)	38
Equity loss (income) from non-core co-investments(2)	8,844	(1,627)
Loss on early retirement of debt, net	-	2,517
Loss on early retirement of debt from unconsolidated co-investment	86	3
Co-investment promote income	(17,076)	-
Income from early redemption of preferred equity investments	(858)	(3,513)
General and administrative and other, net	448	257
Insurance reimbursements, legal settlements, and other, net	-	(182)
Core Funds from Operations attributable to common stockholders and unitholders	$228,162	$206,611
Core FFO per share – diluted	$3.37	$3.07
Weighted average number of shares outstanding diluted (3)	67,621,842	67,272,839

(1)	Represents deferred tax (benefit) expense related to net unrealized gains or losses on technology co-investments.
(2)	Represents the Company’s share of co-investment loss (income) from technology co-investments.
(3)
Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) into shares of the Company’s common stock and excludes DownREIT limited partnership units.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and Same-Property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):

	Three Months Ended March 31,
	2022	2021
Earnings from operations	$109,850	$197,381
Adjustments:
Corporate-level property management expenses	10,172	9,013
Depreciation and amortization	133,533	128,587
Management and other fees from affiliates	(2,689)	(2,249)
General and administrative	12,242	9,812
Expensed acquisition and investment related costs	8	15
Gain on sale of real estate and land	-	(100,096)
NOI	263,116	242,463
Less: Non-same property NOI	(15,355)	(11,580)
Same-Property NOI	$247,761	$230,883

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements are statements which are not historical facts, including statements regarding the Company's expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s expectations related to the continued impact of the COVID-19 pandemic and related variants on the Company’s business, financial condition and results of operations and the impact of any additional measures taken to mitigate the impact of the pandemic, the Company’s intent, beliefs or expectations with respect to the timing of completion of current development and redevelopment projects and the stabilization of such projects, the timing of lease-up and occupancy of its apartment communities, the anticipated operating performance of its apartment communities, the total projected costs of development and redevelopment projects, co-investment activities, qualification as a REIT under the Internal Revenue Code of 1986, as amended, the real estate markets in the geographies in which the Company’s properties are located and in the United States in general, the adequacy of future cash flows to meet anticipated cash needs, its financing activities and the use of proceeds from such activities, the availability of debt and equity financing, general economic conditions including the potential impacts from such economic conditions, including as a result of the COVID-19 pandemic, and governmental measures intended to prevent its spread,  trends affecting the Company’s financial condition or results of operations, changes to U.S. tax laws and regulations in general or specifically related to REITs or real estate, changes to laws and regulations in jurisdictions in which communities the Company owns are located, and other information that is not historical information. While the Company's management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed. Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: the continued impact of the COVID-19 pandemic and related variants, which remains inherently uncertain as to duration and severity, and any additional governmental measures taken to limit its spread and other potential future outbreaks of infectious diseases or other health concerns, which could continue to adversely affect the Company’s business and its tenants, and cause a significant downturn in general economic conditions, the real estate industry, and the markets in which the Company's communities are located; the Company may fail to achieve its business objectives; the actual completion of development and redevelopment projects may be subject to delays; the stabilization dates of such projects may be delayed; the Company may abandon or defer development or redevelopment projects for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; the total projected costs of current development and redevelopment projects may exceed expectations; such development and redevelopment projects may not be completed; development and redevelopment projects and acquisitions may fail to meet expectations; estimates of future income from an acquired property may prove to be inaccurate; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates and operating costs; the Company may be unsuccessful in the management of its relationships with its co-investment partners; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; changes in laws or regulations; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; unexpected difficulties in leasing of development projects; volatility in financial and securities market; the Company’s failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; the Company’s inability to maintain its investment grade credit rating with the rating agencies; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports that the Company files with the SEC from time to time. Additionally, the risks, uncertainties and other factors set forth above or otherwise referred to in the reports that the Company has filed with the SEC may be further amplified by the global impact of the COVID-19 pandemic and related variants and uncertainties regarding ongoing hostilities between Russia and the Ukraine and the related impacts on macroeconomic conditions, including, among other things, interest rates. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.

Definitions and Reconciliations

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release, are defined and further explained on pages S-18.1 through S-18.4, "Reconciliations of Non-GAAP Financial Measures and Other Terms," of the accompanying supplemental financial information. The supplemental financial information is available on the Company's website at www.essex.com.

Contact Information
Rylan Burns
Group VP of Private Equity & Finance
(650) 655-7800
rburns@essex.com

Q1 2022 Supplemental
Table of Contents

Page(s)
Consolidated Operating Results	S-1 – S-2

Consolidated Funds From Operations	S-3

Consolidated Balance Sheets	S-4

Debt Summary – March 31, 2022	S-5

Capitalization Data, Public Bond Covenants, Credit Ratings, and Selected Credit Ratios – March 31, 2022	S-6

Portfolio Summary by County – March 31, 2022	S-7

Operating Income by Quarter – March 31, 2022	S-8

Same-Property Revenue Results by County – Quarters ended March 31, 2022 and 2021, and December 31, 2021	S-9

Same-Property Operating Expenses – Quarter ended as of March 31, 2022 and 2021	S-10

Development Pipeline – March 31, 2022	S-11

Capital Expenditures – March 31, 2022	S-12

Co-investments and Preferred Equity Investments – March 31, 2022	S-13

Assumptions for 2022 FFO Guidance Range	S-14

Reconciliation of Projected EPS, FFO and Core FFO per diluted share	S-14.1

Summary of Apartment Community Acquisitions and Dispositions Activity	S-15

Delinquencies, Operating Statistics, and Same-Property Revenue Growth with Concessions on a GAAP basis	S-16

2022 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions	S-17

Return-to-Office, Increased Travel, and the Unwinding of COVID-era Restrictions are Spurring Demand Growth in the Bay Area	S-17.1

Reconciliations of Non-GAAP Financial Measures and Other Terms	S-18.1 – S-18.4

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results (Dollars in thousands, except share and per share amounts)	Three Months Ended March 31,
	2022	2021

Revenues:
Rental and other property	$379,216	$352,876
Management and other fees from affiliates	2,689	2,249
	381,905	355,125

Expenses:
Property operating	116,100	110,413
Corporate-level property management expenses	10,172	9,013
Depreciation and amortization	133,533	128,587
General and administrative	12,242	9,812
Expensed acquisition and investment related costs	8	15
	272,055	257,840
Gain on sale of real estate and land	-	100,096
Earnings from operations	109,850	197,381
Interest expense, net (1)	(47,833)	(48,805)
Interest and other (loss) income	(7,567)	14,387
Equity income from co-investments	21,171	17,011
Deferred tax benefit (expense) on unconsolidated co-investments	2,754	(508)
Loss on early retirement of debt, net	-	(2,517)
Net income	78,375	176,949
Net income attributable to noncontrolling interest	(5,121)	(8,505)
Net income available to common stockholders	$73,254	$168,444

Net income per share - basic	$1.12	$2.59

Shares used in income per share - basic	65,275,775	64,989,620

Net income per share - diluted	$1.12	$2.59

Shares used in income per share - diluted	65,339,378	65,114,933

(1)	Refer to page S-18.2, the section titled "Interest Expense, Net" for additional information.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results	Three Months Ended
Selected Line Item Detail	March 31,
(Dollars in thousands)	2022	2021

Rental and other property
Rental income	$373,425	$347,305
Other property	5,791	5,571
Rental and other property	$379,216	$352,876

Property operating expenses
Real estate taxes	$47,242	$45,328
Administrative	22,089	22,271
Maintenance and repairs	22,964	22,013
Utilities	23,805	20,801
Property operating expenses	$116,100	$110,413

Interest and other (loss) income
Marketable securities and other income	$4,785	$5,356
Gain on sale of marketable securities	12,171	2,611
Provision for credit losses	62	(38)
Change in unrealized (losses) gains on marketable securities, net	(24,585)	6,276
Insurance reimbursements, legal settlements, and other, net	-	182
Interest and other (loss) income	$(7,567)	$14,387

Equity income from co-investments
Equity loss from co-investments	$(1,332)	$(1,311)
Income from preferred equity investments	13,499	13,185
Equity (loss) income from non-core co-investments	(8,844)	1,627
Loss on early retirement of debt from unconsolidated co-investments	(86)	(3)
Co-investment promote income	17,076	-
Income from early redemption of preferred equity investments	858	3,513
Equity income from co-investments	$21,171	$17,011

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$2,563	$5,947
DownREIT limited partners' distributions	2,154	2,124
Third-party ownership interest	404	434
Noncontrolling interest	$5,121	$8,505

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Funds From Operations (1)	Three Months Ended
(Dollars in thousands, except share and per share amounts and in footnotes)	March 31,
	2022	2021	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$73,254	$168,444
Adjustments:
Depreciation and amortization	133,533	128,587
Gains not included in FFO	-	(100,096)
Depreciation and amortization from unconsolidated co-investments	18,115	14,729
Noncontrolling interest related to Operating Partnership units	2,563	5,947
Depreciation attributable to third party ownership and other (2)	(353)	(129)
Funds from operations attributable to common stockholders and unitholders	$227,112	$217,482
FFO per share-diluted	$3.36	$3.23	4.0%

Components of the change in FFO
Non-core items:
Expensed acquisition and investment related costs	$8	$15
Deferred tax (benefit) expense on unconsolidated co-investments (3)	(2,754)	508
Gain on sale of marketable securities	(12,171)	(2,611)
Change in unrealized losses (gains) on marketable securities, net	24,585	(6,276)
Provision for credit losses	(62)	38
Equity loss (income) from non-core co-investments (4)	8,844	(1,627)
Loss on early retirement of debt, net	-	2,517
Loss on early retirement of debt from unconsolidated co-investments	86	3
Co-investment promote income	(17,076)	-
Income from early redemption of preferred equity investments	(858)	(3,513)
General and administrative and other, net	448	257
Insurance reimbursements, legal settlements, and other, net	-	(182)
Core funds from operations attributable to common stockholders and unitholders	$228,162	$206,611
Core FFO per share-diluted	$3.37	$3.07	9.8%

Weighted average number of shares outstanding diluted (5)	67,621,842	67,272,839

(1)	Refer to page S-18.2, the section titled "Funds from Operations ("FFO") and Core FFO" for additional information on the Company's definition and use of FFO and Core FFO.
(2)	The Company consolidates certain co-investments. The noncontrolling interest's share of net operating income in these investments for the three months ended March 31, 2022 was $0.7 million.
(3)	Represents deferred tax (benefit) expense related to net unrealized gains or losses on technology co-investments.
(4)	Represents the Company's share of co-investment loss (income) from technology co-investments.
(5)	Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock and excludes DownREIT limited partnership units.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Balance Sheets
(Dollars in thousands)
	March 31, 2022	December 31, 2021

Real Estate:
Land and land improvements	$3,032,678	$3,032,678
Buildings and improvements	12,651,423	12,597,249
	15,684,101	15,629,927
Less: accumulated depreciation	(4,779,581)	(4,646,854)
	10,904,520	10,983,073
Real estate under development	112,815	111,562
Co-investments	1,144,542	1,177,802
	12,161,877	12,272,437
Cash and cash equivalents, including restricted cash	108,553	58,638
Marketable securities	169,702	191,829
Notes and other receivables	205,420	341,033
Operating lease right-of-use assets	68,158	68,972
Prepaid expenses and other assets	56,591	64,964
Total assets	$12,770,301	$12,997,873

Unsecured debt, net	$5,308,841	$5,307,196
Mortgage notes payable, net	637,778	638,957
Lines of credit	98,000	341,257
Distributions in excess of investments in co-investments	28,846	35,545
Operating lease liabilities	69,801	70,675
Other liabilities	449,090	393,069
Total liabilities	6,592,356	6,786,699
Redeemable noncontrolling interest	39,738	34,666
Equity:
Common stock	7	7
Additional paid-in capital	6,930,072	6,915,981
Distributions in excess of accumulated earnings	(987,333)	(916,833)
Accumulated other comprehensive income (loss), net	14,237	(5,552)
Total stockholders' equity	5,956,983	5,993,603
Noncontrolling interest	181,224	182,905
Total equity	6,138,207	6,176,508
Total liabilities and equity	$12,770,301	$12,997,873

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Debt Summary - March 31, 2022
(Dollars in thousands, except in footnotes)

				Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit:
					Unsecured	Secured	Total	Weighted Average Interest Rate	Percentage of Total Debt
		Weighted Average
	Balance Outstanding	Interest Rate	Maturity in Years
Unsecured Debt, net
Bonds public - fixed rate	$5,350,000	3.3%	8.4	2022	$-	$42,284	$42,284	3.6%	0.7%
Unamortized net discounts and debt issuance costs	(41,159)	-	-	2023	300,000	2,945	302,945	3.4%	5.1%
	5,308,841	3.3%	8.4	2024	400,000	3,109	403,109	4.0%	6.7%
Mortgage Notes Payable, net				2025	500,000	133,054	633,054	3.5%	10.6%
Fixed rate - secured	412,846	3.5%	4.1	2026	450,000	99,405	549,405	3.5%	9.2%
Variable rate - secured (1)	224,175	1.1%	15.9	2027	350,000	153,955	503,955	3.3%	8.4%
Unamortized premiums and debt issuance costs, net	757	-	-	2028	450,000	68,332	518,332	2.2%	8.7%
Total mortgage notes payable	637,778	2.7%	8.2	2029	500,000	1,456	501,456	4.1%	8.4%
				2030	550,000	1,592	551,592	3.1%	9.2%
Unsecured Lines of Credit				2031	600,000	1,740	601,740	2.3%	10.0%
Line of credit (2)	98,000	1.1%	N/A	2032	650,000	1,903	651,903	2.6%	10.9%
Line of credit (3)	-	1.1%	N/A	Thereafter	600,000	127,246	727,246	3.2%	12.1%
Total lines of credit	98,000	1.1%	N/A	Subtotal	5,350,000	637,021	5,987,021	3.2%	100.0%
				Debt Issuance Costs	(31,761)	(1,394)	(33,155)	NA	NA
Total debt, net	$6,044,619	3.2%	8.4	(Discounts)/Premiums	(9,398)	2,151	(7,247)	NA	NA
				Total	$5,308,841	$637,778	$5,946,619	3.2%	100.0%

Capitalized interest for the three months ended March 31, 2022 was approximately $0.9 million.

(1)	$224.2 million of variable rate debt is tax exempt to the note holders.
(2)
This unsecured line of credit facility has a capacity of $1.2 billion, with a scheduled maturity date in September 2025 with three 6-month extensions, exercisable at the Company's option. The underlying interest rate on this line is based on a tiered rate structure tied to the Company's corporate ratings and is currently at LIBOR plus 0.775%. Subsequent to quarter end, the borrowing spread will be reduced by 2.5 basis points to LIBOR plus 0.75% as a result of achieving the Enhanced Sustainability Metric Target for 2021 as defined by the facility's sustainability-linked pricing component.

(3)
This unsecured line of credit facility has a capacity $35.0 million, with a scheduled maturity date in February 2023. The underlying interest rate on this line is based on a tiered rate structure tied to the Company's corporate ratings and is currently at LIBOR plus 0.775%.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - March 31, 2022
(Dollars and shares in thousands, except per share amounts)

Capitalization Data				Public Bond Covenants (1)	Actual	Requirement
Total debt, net			$6,044,619
				Debt to Total Assets:	34%	< 65%
Common stock and potentially dilutive securities
Common stock outstanding			65,332
Limited partnership units (1)			2,282
Options-treasury method			64	Secured Debt to Total Assets:	4%	< 40%
Total shares of common stock and potentially dilutive securities			67,678

Common stock price per share as of March 31, 2022			$345.48
				Interest Coverage:	528%	> 150%
Total equity capitalization			$23,381,395

Total market capitalization			$29,426,014	Unsecured Debt Ratio (2):	283%	> 150%

Ratio of debt to total market capitalization			20.5%
				Selected Credit Ratios (3)	Actual
Credit Ratings
Rating Agency	Rating	Outlook		Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized:	6.1
Moody's	Baa1	Stable
Standard & Poor's	BBB+	Stable		Unencumbered NOI to Adjusted Total NOI:	94%

(1) Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock.				(1) Refer to page S-18.4 for additional information on the Company's Public Bond Covenants.
				(2) Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
				(3) Refer to pages S-18.1 to S-18.4, the section titled "Reconciliations of Non-GAAP Financial Measures and Other Terms" for additional information on the Company's Selected Credit Ratios.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Portfolio Summary by County as of March 31, 2022

	Apartment Homes				Average Monthly Rental Rate (1)			Percent of NOI (2)
Region - County	Consolidated (3)	Unconsolidated Co-investments	Apartment Homes in Development (4)	Total	Consolidated	Unconsolidated Co-investments (5)	Total (6)	Consolidated	Unconsolidated Co-investments (5)	Total (6)

Southern California
Los Angeles County	9,327	1,797	-	11,124	$2,511	$2,331	$2,495	18.0%	14.3%	17.6%
Orange County	5,439	1,149	-	6,588	2,447	2,157	2,419	10.8%	10.7%	10.8%
San Diego County	4,824	795	264	5,883	2,216	2,201	2,215	9.1%	7.3%	9.0%
Ventura County and Other	2,600	693	-	3,293	2,074	2,404	2,116	4.8%	7.8%	5.0%
Total Southern California	22,190	4,434	264	26,888	2,380	2,276	2,370	42.7%	40.1%	42.4%

Northern California
Santa Clara County (7)	8,749	1,774	-	10,523	2,746	2,733	2,744	19.7%	17.7%	19.6%
Alameda County	3,959	1,512	-	5,471	2,502	2,483	2,498	7.8%	15.2%	8.4%
San Mateo County	2,561	195	-	2,756	2,921	3,540	2,944	5.2%	2.5%	5.0%
Contra Costa County	2,619	-	-	2,619	2,520	-	2,520	5.2%	0.0%	4.8%
San Francisco	1,342	537	-	1,879	2,774	3,215	2,847	2.7%	5.5%	2.9%
Total Northern California	19,230	4,018	-	23,248	2,690	2,739	2,695	40.6%	40.9%	40.7%

Seattle Metro	10,341	2,184	-	12,525	2,002	1,945	1,996	16.7%	19.0%	16.9%

Total	51,761	10,636	264	62,661	$2,419	$2,380	$2,416	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total scheduled monthly rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes) for the quarter ended March 31, 2022, divided by the number of apartment homes as of March 31, 2022.

(2)	Represents the percentage of actual NOI for the quarter ended March 31, 2022. See the section titled "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" on page S-18.3.
(3)	Includes one community consisting of 107 apartment homes that is producing partial income due to lease-up.
(4)	Includes development communities with no rental income.
(5)	Co-investment amounts weighted for Company's pro rata share.
(6)	At Company's pro rata share.
(7)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Operating Income by Quarter (1)
(Dollars in thousands)

	Apartment Homes	Q1 '22	Q4 '21	Q3 '21	Q2 '21	Q1 '21

Rental and other property revenues:
Same-property	49,369	$356,273	$347,353	$341,744	$331,221	$334,437
Acquisitions (2)	268	1,747	916	1,004	319	-
Development (3)	1,275	9,427	8,785	8,055	7,500	6,930
Redevelopment	164	1,435	1,498	1,533	1,506	1,632
Non-residential/other, net (4)	685	12,918	12,074	11,320	11,156	13,246
Straight-line rent concessions (5)	-	(2,584)	(1,461)	(3,036)	(2,945)	(3,369)
Total rental and other property revenues	51,761	379,216	369,165	360,620	348,757	352,876

Property operating expenses:
Same-property		108,512	105,503	108,405	101,771	103,554
Acquisitions (2)		556	324	373	121	-
Development (3)		3,922	3,571	3,411	2,984	2,685
Redevelopment		687	590	619	600	598
Non-residential/other, net (4) (6)		2,423	1,960	2,531	2,060	3,576
Total property operating expenses		116,100	111,948	115,339	107,536	110,413

Net operating income (NOI):
Same-property		247,761	241,850	233,339	229,450	230,883
Acquisitions (2)		1,191	592	631	198	-
Development (3)		5,505	5,214	4,644	4,516	4,245
Redevelopment		748	908	914	906	1,034
Non-residential/other, net (4)		10,495	10,114	8,789	9,096	9,670
Straight-line rent concessions (5)		(2,584)	(1,461)	(3,036)	(2,945)	(3,369)
Total NOI		$263,116	$257,217	$245,281	$241,221	$242,463

Same-property metrics
Operating margin		70%	70%	68%	69%	69%
Annualized turnover (7)		34%	36%	47%	46%	41%
Financial occupancy (8)		96.3%	96.1%	96.4%	96.6%	96.7%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2021.
(3)	Development includes properties developed which did not have comparable stabilized results as of January 1, 2021.
(4)
Non-residential/other, net consists of revenues generated from retail space, commercial properties, held for sale properties, disposition properties, student housing, properties undergoing significant construction activities that do not meet our redevelopment criteria and two communities located in the California counties of Santa Barbara and Santa Cruz, which the Company does not consider its core markets.

(5)	Same-property revenues reflect concessions on a cash basis. Total Rental and Other Property Revenues reflect concessions on a straight-line basis in accordance with U.S. GAAP.
(6)	Includes other expenses and intercompany eliminations pertaining to self-insurance.
(7)	Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.
(8)
Financial occupancy is defined as the percentage resulting from dividing actual rental income by total scheduled rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes).

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County - First Quarter 2022 vs. First Quarter 2021 and Fourth Quarter 2021
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County	Apartment Homes	Q1 '22 % of Actual NOI	Q1 '22	Q1 '21	% Change	Q1 '22	Q1 '21	% Change	Q1 '22	Q1 '21	% Change	Q4 '21	% Change

Southern California
Los Angeles County	8,982	18.2%	$2,506	$2,415	3.8%	96.2%	96.0%	0.2%	$66,513	$61,282	8.5%	$64,927	2.4%
Orange County	5,439	11.3%	2,447	2,239	9.3%	96.2%	97.1%	-0.9%	39,180	36,024	8.8%	39,246	-0.2%
San Diego County	4,582	9.1%	2,210	2,007	10.1%	96.7%	97.1%	-0.4%	30,998	27,818	11.4%	29,358	5.6%
Ventura County	2,253	4.4%	2,052	1,908	7.5%	96.0%	98.0%	-2.0%	13,962	13,294	5.0%	14,081	-0.8%
Total Southern California	21,256	43.0%	2,379	2,228	6.8%	96.3%	96.7%	-0.4%	150,653	138,418	8.8%	147,612	2.1%

Northern California
Santa Clara County	8,177	19.2%	2,719	2,687	1.2%	96.7%	97.0%	-0.3%	66,210	64,189	3.1%	64,212	3.1%
Alameda County	3,959	8.1%	2,502	2,455	1.9%	96.1%	96.6%	-0.5%	29,570	28,409	4.1%	28,971	2.1%
San Mateo County	1,962	4.5%	2,860	2,855	0.2%	96.1%	95.4%	0.7%	16,575	16,283	1.8%	15,860	4.5%
Contra Costa County	2,619	5.4%	2,520	2,447	3.0%	96.6%	97.4%	-0.8%	19,735	19,124	3.2%	19,668	0.3%
San Francisco	1,178	2.5%	2,710	2,691	0.7%	96.6%	95.3%	1.4%	9,912	9,381	5.7%	9,391	5.5%
Total Northern California	17,895	39.7%	2,657	2,619	1.5%	96.5%	96.7%	-0.2%	142,002	137,386	3.4%	138,102	2.8%

Seattle Metro	10,218	17.3%	2,005	1,886	6.3%	95.9%	96.6%	-0.7%	63,618	58,633	8.5%	61,639	3.2%

Total Same-Property	49,369	100.0%	$2,402	$2,299	4.5%	96.3%	96.7%	-0.4%	$356,273	$334,437	6.5%	$347,353	2.6%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Operating Expenses - Quarter to Date as of March 31, 2022 and 2021
(Dollars in thousands)

	Based on 49,369 apartment homes
	Q1 '22	Q1 '21	% Change	% of Op. Ex.

Same-property operating expenses:
Real estate taxes	$42,781	$41,441	3.2%	39.4%
Maintenance and repairs	21,663	20,794	4.2%	20.0%
Administrative	16,747	16,370	2.3%	15.4%
Utilities	22,154	19,482	13.7%	20.4%
Insurance and other	5,167	5,467	-5.5%	4.8%
Total same-property operating expenses	$108,512	$103,554	4.8%	100.0%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Development Pipeline - March 31, 2022
(Dollars in millions, except per apartment home amounts in thousands and except in footnotes)

Project Name	Location	Ownership %	Estimated Apartment Homes	Estimated Commercial sq. feet	Incurred to Date	Remaining Costs	Estimated Total Cost	Essex Est. Total Cost (1)	Cost per Apartment Home (2)	Average % Occupied	% Leased as of 3/31/22 (3)	% Leased as of 4/22/22 (3)	Construction Start	Initial Occupancy	Stabilized Operations

Development Projects - Consolidated (4)
Station Park Green - Phase IV	San Mateo, CA	100%	107	-	$92	$2	$94	$94	$879	12%	47%	76%	Q3 2019	Q1 2022	Q2 2022
Total Development Projects - Consolidated			107	-	92	2	94	94	879

Land Held for Future Development - Consolidated
Other Projects	Various	100%	-	-	21	-	21	21
Total Development Pipeline - Consolidated			107	-	113	2	115	115

Development Projects - Joint Venture (4)
Scripps Mesa Apartments (5)	San Diego, CA	51%	264	2,000	49	53	102	52	383	0%	0%	0%	Q3 2020	Q4 2022	Q3 2023
Total Development Projects - Joint Venture			264	2,000	49	53	102	52	$383

Grand Total - Development Pipeline			371	2,000	$162	$55	$217	167
Essex Cost Incurred to Date - Pro Rata								(138)
Essex Remaining Commitment								$29

(1)	The Company's share of the estimated total cost of the project.
(2)	Net of the estimated allocation to the retail component of the project, as applicable.
(3)	Calculations are based on multifamily operations only.
(4)
For the first quarter of 2022, the Company's cost includes $0.8 million of capitalized interest, $0.6 million of capitalized overhead and $0.3 million of development fees (such development fees reduced G&A expenses).

(5)	Cost incurred to date and estimated total cost are net of a projected value for low income housing tax credit proceeds and the value of the tax exempt bond structure.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capital Expenditures - March 31, 2022 (1)
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (2)	Q1 '22	Trailing 4 Quarters
Same-property portfolio	$10,405	$44,608
Non-same property portfolio	231	1,195
Total revenue generating capital expenditures	$10,636	$45,803

Number of same-property interior renovations	737	2,722
Number of total consolidated interior renovations	741	2,758

Non-Revenue Generating Capital Expenditures (3)	Q1 '22	Trailing 4 Quarters

Non-revenue generating capital expenditures	$24,233	$105,903
Average apartment homes in quarter	51,708	51,651
Capital expenditures per apartment homes in the quarter	$469	$2,050

(1)	The Company incurred $0.1 million of capitalized interest, $3.8 million of capitalized overhead and $0.1 million of co-investment fees related to redevelopment in Q1 2022.
(2)
Represents revenue generating or expense saving expenditures, such as full-scale redevelopments, interior unit turn renovations, enhanced amenities and certain resource management initiatives. Q1 2022 excludes costs related to smart home automation.

(3)
Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc. Non-revenue generating capital expenditures does not include expenditures incurred due to changes in governmental regulations that the Company would not have incurred otherwise, costs related to the COVID-19 pandemic, retail, furniture and fixtures, and expenditures in which the Company expects to be reimbursed.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Co-investments and Preferred Equity Investments - March 31, 2022
(Dollars in thousands, except in footnotes)

	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate	Remaining Term of Debt (in Years)		Three Months Ended March 31, 2022

Operating and Other Non-Consolidated Joint Ventures									NOI

Wesco I, III, IV, V, and VI (1)	52%	6,186	$2,148,721	$1,389,003	$221,781	2.3%	4.0		$26,507
BEXAEW, BEX II, BEX IV, and 500 Folsom	50%	3,083	1,237,375	518,765	267,338	2.5%	8.9	(4)	13,865
Other (2)	52%	1,367	555,100	405,689	112,548	3.0%	3.0		6,079
Total Operating and Other Non-Consolidated Joint Ventures		10,636	$3,941,196	$2,313,457	$601,667	2.5%	4.9		$46,451
Development Non-Consolidated Joint Ventures (3)	50%	264	49,266	89,250	11,836	0.9%	38.2	(5)	-
Total Non-Consolidated Joint Ventures		10,900	$3,990,462	$2,402,707	$613,503	2.4%	6.2		$46,451

									Essex Portion of NOI and Expenses
NOI									$24,101
Depreciation									(18,113)
Interest expense and other									(7,320)
Equity loss from non-core co-investments									(8,844)
Loss on early retirement of debt from unconsolidated co-investment									(86)
Co-investment promote income									17,076
Net income from operating and other co-investments									$6,814

						Weighted Average Preferred Return	Weighted Average Expected Term		Income from Preferred Equity Investments
Income from preferred equity investments									$13,499
Income from early redemption of preferred equity investments									858
Preferred Equity Investments (6)					$502,193	10.1%	2.7		$14,357

Total Co-investments					$1,115,696				$21,171

(1)	As of March 31, 2022, the Company’s investment in Wesco I was classified as a liability of $28.7 million due to distributions received in excess of the Company's investment.
(2)
As of March 31, 2022, the Company’s investment in Expo was classified as a liability of $0.2 million due to distributions received in excess of the Company's investment. The weighted average Essex ownership percentage excludes our investments in non-core technology co-investments which are carried at fair value.

(3)	The Company has ownership interests in development co-investments, which are detailed on page S-11.
(4)	$132.0 million of the debt related to 500 Folsom, one of the Company's co-investments, is financed by tax exempt bonds with a maturity date of January 2052.
(5)	Scripps Mesa Apartments has $89.3 million of long-term tax-exempt bond debt that is subject to a total return swap that matures in 2025.
(6)	As of March 31, 2022, the Company has invested in 23 preferred equity investments.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Assumptions for 2022 FFO Guidance Range

The guidance projections below are based on current expectations and are forward-looking. The guidance on this page is given for Net Operating Income ("NOI") and Total and Core FFO. See pages S-18.1 to S-18.4 for the definitions of non-GAAP financial measures and other terms.

	Three Months
	Ended March 31,	2022 Full-Year Guidance Range
($'s in thousands, except per share data)	2022 (1)	Low End	High End	Comments About 2022 Full-Year Guidance

Total NOI from Consolidated Communities - Excluding Straight-Line Rent Concessions	$265,700	$1,098,000	$1,117,000	Includes a range of same-property NOI growth of 9.7% to 11.6%, an increase from the prior range of 8.0% to 10.8%

Straight-Line Rent Concessions from Consolidated Communities	(2,584)	(4,200)	(6,800)	Reflects the non-cash impact of recording lease concessions on a straight-line basis

Management Fees	2,689	10,400	11,400

Interest Expense
Interest expense, before capitalized interest	(48,776)	(198,200)	(195,000)
Interest capitalized	943	1,300	2,300
Net interest expense	(47,833)	(196,900)	(192,700)

Recurring Income and Expenses
Interest and other income	4,785	17,000	18,600
FFO from co-investments	30,282	114,000	117,300	Reflects updated preferred equity redemption expectations and includes investment activity completed through mid-April
General and administrative	(11,794)	(53,000)	(55,000)
Corporate-level property management expenses	(10,172)	(40,000)	(41,000)
Non-controlling interest	(2,911)	(12,200)	(11,200)
Total recurring income and expenses	10,190	25,800	28,700

Non-Core Income and Expenses
Expensed acquisition and investment related costs	(8)	(8)	(8)
Deferred tax benefit on unconsolidated co-investments	2,754	2,754	2,754
Gain on sale of marketable securities	12,171	12,171	12,171
Change in unrealized losses on marketable securities, net	(24,585)	(24,585)	(24,585)
Provision for credit losses	62	62	62
Equity loss from non-core co-investments	(8,844)	(8,844)	(8,844)
Loss on early retirement of debt, net	-	-	-
Loss on early retirement of debt from unconsolidated co-investments	(86)	(86)	(86)
Co-investment promote income	17,076	17,076	17,076
Income from early redemption of preferred equity investments	858	858	858
General and administrative and other, net	(448)	(448)	(448)
Insurance reimbursements, legal settlements, and other, net	-	-	-
Total non-core income and expenses	(1,050)	(1,050)	(1,050)

Funds from Operations (2)	$227,112	$932,050	$956,550

Funds from Operations per diluted Share	$3.36	$13.76	$14.12

% Change - Funds from Operations	4.0%	-1.6%	1.0%

Core Funds from Operations (excludes non-core items)	$228,162	$933,100	$957,600

Core Funds from Operations per diluted Share	$3.37	$13.77	$14.13

% Change - Core Funds from Operations	9.8%	10.3%	13.2%

EPS - Diluted	$1.12	$4.79	$5.15

Weighted average shares outstanding - FFO calculation	67,622	67,750	67,750

(1)	All non-core items are excluded from the 2022 actuals and included in the non-core income and expense section of the FFO reconciliation.
(2)
2022 guidance excludes inestimable projected gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliation of Projected EPS, FFO and Core FFO per diluted share

With respect to the Company's guidance regarding its projected FFO and Core FFO, which guidance is set forth in the earnings release and on page S-14 of this supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.

		2022 Guidance Range (1)
	Three Months	2nd Quarter 2022		Full-Year 2022
	Ended March 31,
	2022	Low	High	Low	High
EPS - diluted	$1.12	$1.18	$1.30	$4.79	$5.15
Conversion from GAAP share count	(0.04)	(0.04)	(0.04)	(0.17)	(0.17)
Depreciation and amortization	2.25	2.25	2.25	8.98	8.98
Noncontrolling interest related to Operating Partnership units	0.03	0.04	0.04	0.16	0.16
Gain on sale of real estate	-	-	-	-	-
Gain on remeasurement of co-investment	-	-	-	-	-
FFO per share - diluted	$3.36	$3.43	$3.55	$13.76	$14.12
Expensed acquisition and investment related costs	-	-	-	-	-
Deferred tax benefit on unconsolidated co-investments	(0.04)	-	-	(0.04)	(0.04)
Gain on sale of marketable securities	(0.18)	-	-	(0.18)	(0.18)
Change in unrealized losses on marketable securities, net	0.36	-	-	0.36	0.36
Provision for credit losses	-	-	-	-	-
Equity loss from non-core co-investments	0.13	-	-	0.13	0.13
Loss on early retirement of debt, net	-	-	-	-	-
Loss on early retirement of debt from unconsolidated co-investments	-	-	-	-	-
Co-investment promote income	(0.26)	-	-	(0.26)	(0.26)
Income from early redemption of preferred equity investments	(0.01)	-	-	(0.01)	(0.01)
General and administrative and other, net	0.01	-	-	0.01	0.01
Insurance reimbursements, legal settlements, and other, net	-	-	-	-	-
Core FFO per share - diluted	$3.37	$3.43	$3.55	$13.77	$14.13

(1)
2022 guidance excludes inestimable projected gain on sale of real estate and land, gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-14.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Summary of Apartment Community Acquisitions and Dispositions Activity
Year to date as of March 31, 2022
(Dollars in thousands)

Acquisitions
Property Name	Location	Apartment Homes	Essex Ownership Percentage	Entity	Date	Total Contract Price (1)	Price per Apartment Home	Average Rent

Vela	Woodland Hills, CA	379	50%	JV	Jan-22	$183,000	$483	$2,729
	Q1 2022	379				$183,000	$483

(1)	Represents the contract price for the entire property, not the Company’s share.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Delinquencies, Operating Statistics, and Same-Property Revenue Growth with Concessions on a GAAP basis
(Dollars in millions, except in footnotes and per share amounts)

Delinquencies for First Quarter 2022	Same-Property	Non-Same Property and Co-investments	Total Operating Communities	Commercial	Total
Operating apartment community units	49,369	10,947	60,316	N/A	N/A

Cash delinquencies as % of scheduled rent	2.2%	2.8%	2.3%	N/A	N/A
Reported delinquencies as % of scheduled rent (1)	2.2%	2.8%	2.3%	N/A	N/A
Reported delinquencies in 1Q 2022 (2) (3)	$(7.8)	$(1.2)	$(9.0)	$0.6	$(8.4)
Reported delinquencies in 1Q 2021 (2)	$(7.2)	$(0.7)	$(7.9)	$(0.4)	$(8.3)

YoY impact to 1Q 2022 Core FFO per share	$(0.01)	$(0.01)	$(0.02)	$0.01	$(0.00)
YoY impact to Core FFO per share growth	-0.3%	-0.2%	-0.5%	0.5%	0.0%

Total cumulative cash delinquencies (4) (5)	$(68.2)	$(7.7)	$(75.9)	N/A	N/A
Net accounts receivable balance	$4.4	$0.3	$4.7	N/A	N/A

(1)	Represents total residential portfolio delinquencies as a percentage of scheduled rent reflected in the financial statements for the three months ended March 31, 2022.
(2)	Co-investment delinquencies reported at the Company's pro rata share.
(3)	Commercial delinquencies in 1Q 2022 includes a reduction of the straight-line rent reserve of $0.7 million and includes co-investment amounts at the Company's pro rata share.
(4)	Represents cash delinquencies from the period of April 1, 2020 to March 31, 2022. This includes $4.7 million of the net accounts receivable balance.
(5)
The Company, including its co-investments, has received Emergency Rental Assistance payments of $12.3 million and $36.1 million for the three months ended March 31, 2022 and the period from April 1, 2020 to March 31, 2022, respectively.

Operating Statistics			Same-Property Revenue Growth with Concessions on a GAAP basis
	Preliminary Estimate
Same-Property Portfolio	April 2022	1Q 2022		1Q 2022	1Q 2021
Cash delinquencies as % of scheduled rent (1)	0.2%	2.2%	Reported rental revenue (cash basis concessions)	$356.3	$334.4
			Straight-line rent impact to rental revenue	(2.7)	(3.1)
New lease rates (2)	22.0%	20.0%	GAAP rental revenue	$353.6	$331.3
Renewal rates (3)	10.7%	11.7%
Blended rates	17.4%	16.1%	% change - reported rental revenue	6.5%
			% change - GAAP rental revenue	6.7%
Financial occupancy	95.9%	96.3%

(1)	The Company's same-property portfolio has received Emergency Rental Assistance payments of $4.3 million and $11.5 million in April 2022, and for the three months ended March 31, 2022, respectively.

(2)	Represents % change on a net-effective basis, including the impact of leasing incentives.

(3)	Represents % change in similar term lease tradeouts, including the impact of leasing incentives.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-17
E S S E X P R O P E R T Y T R U S T, I N C
2022 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions
Forecast Summary: Forecast Assumptions:
2022 GDP Growth = +3.7% Hybrid return-to-office momentum accelerates in 1H22
2022 U.S. job growth = +2.9%; Dec-22 unemployment rate = 3.9% Successful vaccines prevent COVID-related shutdowns in 2022
2022 Multifamily supply in ESS markets remains below 1% growth Inflation rates remain above the trend level of the past three decades
Residential Supply (1) Job Forecast (2) Rent Forecast (3)
Market
New MF
Supply
New SF
Supply
Total
Supply
MF Supply as
% of MF Stock
% of Total Supply to
Total Stock Est. New Jobs % Growth
Economic
Rent Growth
Los Angeles 8,600 6,600 15,200 0.5% 0.4% 200,000 4.6% 8.2%
Orange 3,500 3,900 7,400 0.8% 0.7% 49,000 3.0% 6.9%
San Diego 4,700 3,350 8,050 1.0% 0.7% 54,000 3.7% 5.8%
Ventura 800 300 1,100 1.2% 0.4% 7,000 2.3% 4.7%
So. Cal. 17,600 14,150 31,750 0.7% 0.5% 310,000 4.0% 7.1%
San Francisco 3,200 450 3,650 0.8% 0.5% 69,000 6.3% 10.0%
Oakland 4,200 3,700 7,900 1.2% 0.8% 44,000 3.9% 7.5%
San Jose 4,300 2,400 6,700 1.7% 1.0% 44,000 3.9% 8.9%
No. Cal. 11,700 6,550 18,250 1.2% 0.8% 157,000 4.7% 8.7%
Seattle 8,500 6,300 14,800 1.7% 1.1% 63,000 3.6% 7.2%
Total/Weighted Avg. (4) 37,800 27,000 64,800 0.9% 0.6% 530,000 4.1% 7.7%
All data are based on Essex Property Trust, Inc. forecasts.
(1) Residential Supply: Total supply includes the Company's estimate of multifamily deliveries of properties with 50+ units and excludes student, senior and 100% affordable housing communities. Single-family estimates are based on trailing single-family permits. Multifamily estimates incorporate a methodological assumption ("delay-adjusted supply") to reflect the anticipated impact of continued construction delays in Essex markets, given on-going construction labor constraints and supply-chain delays.
(2) Job Forecast: Refers to the difference between total non-farm industry employment (not seasonally adjusted) projected 4Q22 over 4Q21, expressed as total new jobs and growth rates.
(3) Rent Forecast: The estimated rent growth represents the forecasted change in effective market rents for full year 2022 vs 2021 (T4Q year-over-year average), and excludes submarkets not targeted by Essex.
(4) Weighted Average: Rent growth rates are weighted by scheduled rent in the Company's Portfolio.
See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C

Return-to-office, Increased Travel, and the Unwinding of COVID-era Restrictions are Spurring Demand Growth in the Bay Area

■	Demand in Essex's core(1) Bay Area markets significantly improved as a result of the statewide reopening in July 2021

■
Return-to-office announcements by the largest tech companies have accelerated job growth in the Bay Area and Seattle, with San Francisco leading year-over-year growth in Q1 across Essex markets, significantly outpacing the national average

Essex Portfolio Migration Trends for Bay Area Submarkets

TTM Net Moves into/out of Bay Area region

Essex Markets Job Growth vs. U.S.

Metro employment growth, T3M average

Year-over-year job growth
MSA	Q1 2021	Q1 2022	Change
San Francisco	-12.2%	8.9%	+21.1%
San Diego	-8.5%	8.0%	+16.5%
Los Angeles	-10.1%	7.9%	+18.1%
ESS Average	-8.8%	6.7%	+15.5%
Orange County	-9.0%	6.4%	+15.5%
San Jose	-7.7%	6.1%	+13.8%
Seattle	-7.8%	6.1%	+13.9%
Oakland	-8.0%	5.5%	+13.5%
Ventura	-7.9%	4.7%	+12.6%
United States	-5.4%	4.7%	+10.2%

Source: Essex Property Trust, Inc., U.S. Bureau of Labor Statistics

1)	"Core" defined as the counties of San Francisco, San Mateo, and Santa Clara, plus the Oakland and Fremont submarkets of Alameda county.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-17.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDAre Reconciliation

The National Association of Real Estate Investment Trusts ("NAREIT”) defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles ("U.S. GAAP")) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, "Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized," presented on page S-6, in the section titled "Selected Credit Ratios," and it is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, the Company's presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below (Dollars in thousands):

Three Months Ended March 31, 2022
Net income available to common stockholders	$73,254
Adjustments:
Net income attributable to noncontrolling interest	5,121
Interest expense, net (1)	47,833
Depreciation and amortization	133,533
Income tax provision	(93)
Co-investment EBITDAre adjustments	25,322
EBITDAre	284,970

Gain on sale of marketable securities	(12,171)
Unrealized gains on marketable securities	24,585
Provision for credit losses	(62)
Equity loss from non-core co-investment	8,844
Deferred tax benefit on unconsolidated co-investment	(2,754)
General and administrative and other, net	448
Co-investment promote income	(17,076)
Income from early redemption of preferred equity investments	(858)
Expensed acquisition and investment related costs	8
Loss on early retirement of debt from unconsolidated co-investment	86
Adjusted EBITDAre	$286,020

(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-18.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Encumbered

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

Funds From Operations ("FFO") and Core FFO

FFO, as defined by NAREIT, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of diluted FFO and Core FFO are detailed on page S-3 in the section titled "Consolidated Funds From Operations".

Interest Expense, Net

Interest expense, net is presented on page S-1 in the section titled "Consolidated Operating Results". Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below (Dollars in thousands):

Three Months Ended March 31, 2022
Interest expense	$50,377
Adjustments:
Total return swap income	(2,544)
Interest expense, net	$47,833

Immediately Available Liquidity

The Company's immediately available liquidity as of April 22, 2022, consisted of the following (Dollars in millions):

April 22, 2022
Unsecured credit facility - committed	$1,235
Balance outstanding	160
Undrawn portion of line of credit	$1,075
Cash, cash equivalents & marketable securities	217
Total liquidity	$1,292

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-18.2

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Indebtedness Divided by Adjusted EBITDAre

This credit ratio is presented on page S-6 in the section titled "Selected Credit Ratios." This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in "Adjusted EBITDAre Reconciliation" on page S-18.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below (Dollars in thousands):

Total consolidated debt, net	$6,044,619
Total debt from co-investments at pro rata share	1,240,792
Adjustments:
Consolidated unamortized premiums, discounts, and debt issuance costs	40,402
Pro rata co-investments unamortized premiums, discounts, and debt issuance costs	7,402
Consolidated cash and cash equivalents-unrestricted	(98,107)
Pro rata co-investment cash and cash equivalents-unrestricted	(50,814)
Loans to unconsolidated co-investments	(32,788)
Marketable securities	(201,166)
Net Indebtedness	$6,950,340

Adjusted EBITDAre, annualized (1)	$1,144,080
Other EBITDAre normalization adjustments, net, annualized (2)	(1,575)
Adjusted EBITDAre, normalized and annualized	$1,142,505

Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized	6.1

(1)	Based on the amount for the most recent quarter, multiplied by four.
(2)	Adjustments made for properties in lease-up, acquired, or disposed during the most recent quarter and other partial quarter activity, multiplied by four.

Net Operating Income ("NOI") and Same-Property NOI Reconciliations

NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.

In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (Dollars in thousands):

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Earnings from operations	$109,850	$197,381
Adjustments:
Corporate-level property management expenses	10,172	9,013
Depreciation and amortization	133,533	128,587
Management and other fees from affiliates	(2,689)	(2,249)
General and administrative	12,242	9,812
Expensed acquisition and investment related costs	8	15
Gain on sale of real estate and land	-	(100,096)
NOI	263,116	242,463
Less: Non-same property NOI	(15,355)	(11,580)
Same-Property NOI	$247,761	$230,883

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-18.3

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Public Bond Covenants

Public Bond Covenants refer to certain covenants set forth in instruments governing the Company's unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company's ability to expand or fully pursue its business strategies. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company's indebtedness, which could cause those and other obligations to become due and payable. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see "Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings" in the Company's annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission ("SEC").

The ratios set forth on page S-6 in the section titled "Public Bond Covenants" are provided only to show the Company's compliance with certain specified covenants that are contained in indentures related to the Company's issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the Indenture dated March 1, 2021, filed by the Company as Exhibit 4.1 to the Company's Form 8-K, filed on March 1, 2021. These ratios should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.

Secured Debt

Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company's total amount of Secured Debt is set forth on page S-5.

Unencumbered NOI to Adjusted Total NOI

This ratio is presented on page S-6 in the section titled "Selected Credit Ratios". Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended March 31, 2022, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended March 31, 2022 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. The calculation of this ratio is presented in the table below (Dollars in thousands):

Annualized Q1'22 (1)
NOI	$1,052,464
Adjustments:
NOI from real estate assets sold or held for sale	-
Other, net (2)	7,175
Adjusted Total NOI	1,059,639
Less: Encumbered NOI	(62,686)
Unencumbered NOI	$996,953

Encumbered NOI	$62,686
Unencumbered NOI	996,953
Adjusted Total NOI	$1,059,639

Unencumbered NOI to Adjusted Total NOI	94%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information
S-18.4